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EXHIBIT 12.1  UNIFRAX CORPORATION COMPUTATION OF RATIO OF EARNINGS TO
              FIXED CHARGES (UNAUDITED)

                                                                                           YEAR ENDED
                                                                                       DECEMBER 31, 1996
                                                                                       -----------------
                                                                                         (in thousands)
       Earnings from continuing operations before income taxes                               $20,183

       Fixed charges
          Interest                                                                             2,246
          Inputed interest on operating lease obligations                                        286
                                                                                             -------
                                                                                               2,532

       Adjusted earnings available for payment of fixed charges                              $22,715
                                                                                             -------

       Ratio of earnings to fixed charges                                                        9.0
                                                                                                ====